UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: (Date of earliest event reported): November 9, 2007 (November 5, 2007)
INX Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-31949	76-0515249
(State of Incorporation)	Commission file number	(I.R.S. Employer Identification No.)
6401 Southwest Freeway
Houston, Texas 77074
(Address of Registrant’s principal executive offices)
(713) 795-2000
(Registrant’s telephone number, including area code)
(Not Applicable)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On November 5, 2007, the Compensation Committee of INX Inc. revised the compensation arrangement of Mark Wilhelm, Vice President of Sales, as follows:
•	Effective November 16, 2007, Mr. Wilhelm’s annual salary was adjusted from $160,000 to $170,000.

•	Effective November 5, 2007, 15,000 shares of restricted common stock were issued to Mr. Wilhelm under the 2000 Stock Incentive Plan, with 5,000 shares vesting on each of November 5, 2008; November 5, 2009; and November 5, 2010. There was no specific triggering event.
On November 5, 2007, the Compensation Committee of INX Inc. revised the compensation arrangement of Paul Klotz, Vice President of Operations, as follows:
•	Effective November 16, 2007, Mr. Klotz’s annual salary was adjusted from $170,000 to $175,000.

•	Effective November 5, 2007, 22,500 shares of restricted common stock were issued to Mr. Klotz under the 2000 Stock Incentive Plan, with 7,500 shares vesting on each of November 5, 2008; November 5, 2009; and November 5, 2010. There was no specific triggering event.
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2007	INX Inc.
	By:	/s/ Brian Fontana
Brian Fontana
Chief Financial Officer